Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew Kapusta and Christian Klemt, jointly and severally, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Amendment and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Amendment has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ MATHEW KAPUSTA	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive and Financial Officer)	April 26, 2019
Matthew Kapusta

/s/ ROBERT GUT	Executive Director	April 26, 2019
Robert Gut

/s/ CHRISTIAN KLEMT	Chief Accounting Officer	April 26, 2019
Christian Klemt

/s/ PHILIP ASTLEY SPARKE	Director	April 26, 2019
Philip Astley Sparke

/s/ JACK KAYE	Director	April 26, 2019
Jack Kaye

/s/ DAVID SCHAFFER	Director	April 26, 2019
David Schaffer

s/ PAULA SOTEROPOULOS	Director	April 26, 2019
Paula Soteropoulos

/s/ MADHAVAN BALACHANDRAN	Director	April 26, 2019
Madhavan Balachandran

/s/ JEREMY P. SPRINGHORN	Director	April 26, 2019
Jeremy P. Springhorn

/s/ DAVID MEEK	Director	April 26, 2019
David Meek